Exhibit 4

JOINT FILING AGREEMENT

This Agreement is made this 10th day of June, 2021, by and among each of the undersigned.

WHEREAS, each of the undersigned are required to file a Statement on Schedule 13D with respect to beneficial ownership of securities in eHealth, Inc.;

NOW, THEREFORE, in accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned agree to file one Schedule 13D reflecting their combined beneficial ownership of securities in eHealth, Inc.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

ECHELON HEALTH SPV, LP By: Echelon Health SPV GP, LLC, its general partner

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

ECHELON HEALTH SPV GP, LLC

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

ECHELON HEALTH, LP By: H.I.G.-GPII, Inc., its general partner

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

H.I.G. MIDDLE MARKET LBO FUND III, L.P.

By: H.I.G. Middle Market Advisors III, LLC, its general partner

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

H.I.G. MIDDLE MARKET ADVISORS III, LLC

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

H.I.G.-GPII, INC.

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

Sami W. Mnaymneh

/s/ Sami W. Mnaymneh

Anthony A. Tamer

/s/ Anthony A. Tamer